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                                                                     Exhibit(i)

                                                                         [LOGO]
                                                                     WILMERHALE

                                                              Leonard A. Pierce

                                                            +1 617 526 6440 (t)
                                                            +1 617 526 5000 (f)
                                                  leonard.pierce@wilmerhale.com

February 13, 2008

Barclays Global Investors Funds
45 Fremont Street
San Francisco, CA 94105

Re: Post-Effective Amendment No. 63 to Barclays Global Investors Funds'
    Registration Statement on Form N-1A (File Nos. 033-54126; 811-07332)

Ladies and Gentlemen :

   As counsel to Barclays Global Investors Funds (the "Trust"), we have reviewed post-effective amendment no. 63 to the Trust's registration statement (the "Amendment"), prepared by the Trust for electronic filing with the Securities and Exchange Commission.

   We hereby consent to the use of our name and to the reference to us under the caption "Legal Counsel" in the statement of additional information, which is included as part of the Amendment. In addition, we hereby consent to your filing this letter with the Securities and Exchange Commission, together with the Amendment. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By: /s/ Leonard A. Pierce
    --------------------------------------
    Leonard A. Pierce
    Partner


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